*000000000088012851%0955

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$784,000.00	12-30-2020	12-30-2025	88012851	1E1 / 600		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: GLOBAL FAIRLAND PROPERTY, LLC
GLOBAL FAIRLAND, LLC
6800 N 79th St.
Niwot, CO 80503

Lender: Simmons Bank
MO Springfield 4625 S National
4625 S National Ave
Springfield, MO 65810

Principal Amount: $784,000.00 **Date of Note: December 30, 2020**

PROMISE TO PAY. GLOBAL FAIRLAND PROPERTY, LLC; and GLOBAL FAIRLAND, LLC ("Borrower") jointly and severally promise to pay to Simmons Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Seven Hundred Eighty-four Thousand & 00/100 Dollars ($784,000.00), together with interest on the unpaid principal balance from December 30, 2020, until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described in this paragraph: 6 monthly consecutive interest payments, beginning January 30, 2021, with interest calculated on the unpaid principal balances using an interest rate of 4.450%; 53 monthly consecutive principal and interest payments of $4,364.34 each, beginning July 30, 2021, with interest calculated on the unpaid principal balances using an interest rate of 4.450%; and one principal and interest payment of $703,869.96 on December 30, 2025, with interest calculated on the unpaid principal balances using an interest rate of 4.450%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied to Accrued Interest, Escrow (if applicable), Principal, Late Charges and Other Charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. All payments must be made in U.S. dollars and must be received by Lender consistent with any written payment instructions provided by Lender. If a payment is made consistent with Lender's payment instructions but received after closing on a business day, we will apply your payment to your loan on the following business day. If a loan payment is received on a Saturday, Lender will credit Borrower's payment on the next business day.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rates stated in this Note.

PREPAYMENT PENALTY. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: **A prepayment Premium will be applicable in the event of a prepayment in an amount exceeding 20% of the original loan amount in any one year which is REFINANCED BY ANOTHER CREDITOR; otherwise, prepayment is permitted at any time without Premium. Upon such a prepayment of this Note by another creditor; a prepayment Premium will be enforced in an amount equal to 3% of the outstanding principal balance if said prepayment occurs before the first anniversary of the loan origination date, 2% of the outstanding principal balance if the prepayment occurs between the 1st and 2nd anniversary of the loan origination date, and 1% if prepayment occurs before the stated maturity date of the promissory Note.** Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Simmons Bank, Attn: Loan Administration, PO Box 7009 Pine Bluff, AR 71611-7009.**

LATE CHARGE. If a payment is more than 10 days late, Borrower will be charged **10.000% of the unpaid portion of the regularly scheduled payment or $250.00, whichever is less.**

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note, with the final interest rate described in this Note applying after maturity, or after maturity would have occurred had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A) a Mortgage dated December 30, 2020, to Lender on real property located in Ottawa County, State of Oklahoma.

(B) a Commercial Security Agreement dated December 30, 2020 made and executed between GLOBAL FAIRLAND PROPERTY, LLC and Lender on collateral described as: inventory, chattel paper, accounts, equipment, general intangibles and fixtures.

FINANCIAL CERTIFICATION. Borrower represents and warrants to Lender that upon Lender's request, Borrower will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present Borrower's financial condition as of the dates the financial information is provided.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Simmons Bank PO Box 7009 Pine Bluff, AR 71611.

ERRORS AND OMISSIONS. The Borrower(s), in consideration of the closing and/or Modification of the Loan by "Lender" to "Borrower(s)" agree(s), if requested by the "Lender' or its agent, to fully cooperate in the correction, if necessary in the reasonable discretion of the "Lender" of any and all loan closing documents so that all documents accurately describe the Loan between the Borrower(s) and "Lender" and thus allow the "Lender" to sell, convey, seek a guaranty or obtain insurance for, or market the Loan to any purchaser, including but not limited to any investor or institution. The Federal National Mortgage Association, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Department of Housing and Urban Development, the Development of Veterans Affairs, or Municipal Bonding Authority.

The Borrower(s) further agree(s) to comply with all above noted reasonable requests by the "Lender" within thirty (30) days from the date of the mailing of the correction requests by "Lender". The Borrower(s) agree(s) to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with the "Lender" requests within the specified thirty (30) days. Borrower(s) failure to initial or execute such documents as requested shall constitute a default under the Loan.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

GLOBAL FAIRLAND PROPERTY, LLC

By: ______________________
Clifford Neuman, Manager of GLOBAL FAIRLAND PROPERTY, LLC

GLOBAL FAIRLAND, LLC

SELECTIS MANAGEMENT, LLC, Manager of GLOBAL FAIRLAND, LLC

GLOBAL HEALTHCARE REIT, INC., Manager of Selectis Management, LLC

By: ______________________
Lance J. Baller, CEO of GLOBAL HEALTHCARE REIT, INC.

LENDER:

SIMMONS BANK

X ______________________
Authorized Signer